SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 25, 2007

CLST HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 S. Royal Lane, Coppell, Texas 75019

 (Address of principal executive offices including Zip Code)

                    (972) 462-3500

(Registrant’s telephone number, including area code)

CELLSTAR CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Officers

                At a meeting of the Board of Directors of CLST Holdings, Inc. (the “Company”) on September 25, 2007, the Board of Directors elected Robert A. Kaiser as President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company.

                Mr. Kaiser, 53, has served as a director of the Company since May 2, 2005.  Mr. Kaiser also served as Chairman of the Board of Directors of the Company from May 2, 2005 until his resignation on April 17, 2007, and was reelected to such position on August 7, 2007. Mr. Kaiser served as Senior Vice President and Chief Financial Officer of the Company from December 21, 2001 until October 2, 2003, when the Board of Directors named him President and Chief Operating Officer of the Company, which he served as until March 30, 2007, when he resigned in connection with the completion of the sale of substantially all of the Company’s assets. Mr. Kaiser was also promoted to Chief Executive Officer on May 1, 2004, with which he served consecutively as President and Chief Operating Officer until March 30, 2007.

                Previously, on August 28, 2007, the Board of Directors approved the retention of Mr. Kaiser as a consultant to the Company for the sum of $20,000 a month, on a month to month basis. The arrangement is terminable by either Mr. Kaiser or the Company at will.  Mr. Kaiser will not receive any additional compensation for his service as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.
(Registrant)

Dated: September 28, 2007	By:	/s/ Robert A. Kaiser
	Name:	Robert A. Kaiser
	Title:	President, Chief Financial Officer (Principal Financial Officer), Treasurer and Assistant Secretary